UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________
FORM 8-K
____________________________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 28, 2018
 ____________________________________
Washington Federal, Inc.
(Exact name of registrant as specified in its charter)
 ____________________________________

Washington	001-34654	91-1661606
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
425 Pike Street, Seattle, Washington 98101
(Address of principal executive offices)(Zip Code)
Registrant’s telephone number, including area code (206) 624-7930
Not Applicable
(Former name or former address, if changed since last report)
____________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐
Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).    Yes  ☐    No  ☒

Item 8.01	Other Events

As previously reported, Washington Federal, National Association (the “Bank”), the national bank subsidiary of Washington Federal, Inc. (the “Company”), announced on September 27, 2017 that it was taking steps to remediate certain issues with respect to the Bank’s procedures, systems and processes relating to its Bank Secrecy Act (“BSA”) program. On February 28, 2018, pursuant to a Stipulation and Consent to the Issuance of a Consent Order (the “Stipulation”), the Office of the Comptroller of the Currency issued a Consent Order relating to the Bank, the terms of which are intended to further enhance the Bank’s BSA program.

The foregoing description of the Consent Order does not purport to be complete and is qualified in its entirety by reference to the Stipulation and the Consent Order, copies of which are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference into this Item 8.01.

The Bank expects to continue to incur significant expenses as it strengthens its BSA program and implements additional policies and procedures associated with complying with the Consent Order. The Bank does not expect to pursue acquisitions or branch expansion until its BSA program has improved. Issuance of the Consent Order does not preclude further government action with respect to the Bank’s BSA program, including the imposition of fines, sanctions, additional expenses and compliance costs, and/or restrictions on the activities of the Bank.

The Company’s management remains confident in the Company’s prospects as it executes its business plan, including the strengthening of its BSA program as called for in the Consent Order. The Bank’s regulatory capital ratios continue to exceed well-capitalized regulatory requirements and were among the highest among the top 100 publicly traded banks in the United States at December 31, 2017 based on Common Equity Tier 1 Capital Ratio. The Company continues to execute its expanded share repurchase program announced on January 24, 2018. On the same date, the Company announced that its board of directors had increased its quarterly dividend by 2 cents to 17 cents per share.

Item 9.01	Financial Statements and Exhibits

(a) Not applicable
(b) Not applicable
(c) Not applicable
(d) The following exhibits are being furnished herewith:

99.1	Stipulation and Consent to the Issuance of a Consent Order dated February 28, 2018
99.2	Consent Order dated February 28, 2018

Forward Looking Statements

The statements made by the Company in this Current Report on Form 8-K concerning the Company’s remediation efforts associated with its BSA program, possible actions of government authorities related thereto and the potential impact of such matters on the Company’s business initiatives, share repurchases and dividends constitute forward-looking statements. Words such as “expects,” “anticipates,” “believes,” “estimates,” “intends,” “forecasts,” “projects” and other similar expressions or future or conditional verbs such as “will,” “should,” “would” and “could” are intended to help identify such forward-looking statements. These statements are not historical facts, but instead represent current expectations, plans or forecasts of the Company and are based on the beliefs and assumptions of the management of the Company and the information available to management at the time that these disclosures were prepared. The Company intends for all such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are not guarantees of future results or performance and involve certain risks, uncertainties and assumptions that are difficult to predict and often are beyond the Company’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, the Company’s forward-looking statements.

You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties discussed elsewhere in this report and in any of the Company’s other Securities and Exchange Commission filings, which could cause the Company’s future results to differ materially from the plans, objectives, goals, estimates, intentions, and expectations expressed in forward-looking statements: the success of the Company at managing the risks involved in the remediation efforts associated with its BSA program; costs of enhancements to the Bank’s BSA program are greater than anticipated; and governmental authorities undertake enforcement actions or legal proceedings with respect to the Bank’s BSA program beyond those contemplated by the Consent Order. All forward-looking statements speak only as of the date on which such statements are made, and the Company undertakes no obligation to update or revise any forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, changes to future operating results over time, or the impact of circumstances arising after the date the forward-looking statement was made.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

February 28, 2018	WASHINGTON FEDERAL, INC.

	By:	/s/ VINCENT L. BEATTY
Vincent L. Beatty
Executive Vice President and Chief Financial Officer